UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 26, 2016

Hubbell Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Connecticut	1-2958	06-0397030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

40 Waterview Drive, Shelton, Connecticut		06484
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	475 882 4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2016, the Board of Directors of Hubbell Incorporated (the "Company") elected Judith F. Marks, 52, as Director of the
Company. Ms. Marks was appointed to serve on the Board's Audit Committee.

Ms. Marks serves as the Executive Vice President, Global Solutions at Dresser-Rand, a Siemens Business, and global supplier of custom-engineered rotating equipment for the oil, gas and power industries. She assumed the role in October 2015 after having been the President and CEO of Siemens Government Technologies, Inc. since 2011. Prior to joining Siemens, she spent twenty-seven years at Lockheed Martin Corporation in varying strategic and operational roles. She received her undergraduate degree in Electrical Engineering from Lehigh University.

Ms. Marks will receive compensation consistent with the other non-management directors of the Company. Such compensation includes: (1) an annual base retainer of $75,000 and annual Committee retainer of $10,000 for membership on the Audit Committee, paid quarterly and pro-rated based upon the effective date of her appointment; and (2) a restricted share grant of common stock valued at $120,000 after each annual meeting of shareholders, which will vest at the next year’s annual meeting of shareholders provided that she is still serving as a director at the time of the meeting.

Ms. Marks is also eligible to defer receipt of such cash retainers pursuant to the terms of the Company's Deferred Compensation Plan for Directors (the "Plan").
She may elect to defer the retainers into a stock unit account in which each stock unit consists of one share of the Company’s common stock or into a cash account which is credited with interest at the prime rate as in effect at the Company’s principal commercial bank on the date immediately following the quarterly directors’ meeting, subject to certain terms and conditions of the Plan.

Ms. Marks is also eligible to defer receipt of her annual restricted share grant into a restricted stock unit account under the Plan providing for the credit of one restricted stock unit for each share of restricted stock deferred. Under the Plan, dividend equivalents are earned on the stock units and restricted stock units and converted into additional stock units. Distributions are made in either a lump sum or in installment payments, at the Director’s election.

Item 7.01 Regulation FD Disclosure.

A copy of the Company's press release announcing the election of Ms. Judith F. Marks to the Hubbell Incorporated Board of Directors is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release announcing the election of Ms. Judith F. Marks to the Hubbell Incorporated Board of Directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hubbell Incorporated

January 27, 2016	By:	/s/ Megan C. Preneta

Name: Megan C. Preneta
Title: Corporate Secretary and Assistant General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release announcing the appointment of Ms. Judith F. Marks to the Board of Directors of Hubbell Incorporated